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                                                                     EXHIBIT 8.2



                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                                   Road Town
                        Tortola, British Virgin Islands



                               24 December, 1996





Our Ref:  FAB/prs/13-0336.001

Fuller, Tubb & Pomeroy
800 Bank of Oklahoma Plaza
201 Robert S. Kerr Avenue
Oklahoma City, OK  73102-4292

                                        Re:   Dransfield China Paper Corporation


Dear Sirs:

         We are British Virgin Islands counsel to Dransfield China Paper Corporation, a company incorporated in the British Virgin Islands, and in that regard we have reviewed Registration Statement Form S-1 and Amendment No. 1 to Form S-1 and confirm that all statements made therein concerning British Virgin Islands law and the enforcement of civil liabilities in the British Virgin Islands are accurate as of the date hereof.

Yours faithfully,

HARNEY, WESTWOOD & RIEGELS

/s/ Fione Bada